SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2006
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Second Amendment to the Purchase and Sale Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On December 15, 2006, Grubb & Ellis Company (the “Company”), through GERA Property Acquisition LLC, a newly-formed, wholly-owned subsidiary, extended from December 13, 2006 to December 29, 2006 its right to elect to terminate its agreement, without penalty, to purchase Abrams Centre, an office building located in Dallas, Texas, and made certain other amendments to the Purchase and Sale Agreement.
     The foregoing is only intended to be a summary of the terms of the Second Amendment to the Purchase and Sale Agreement, and is not intended to be a complete discussion of such document. Accordingly, the following is qualified in its entirety by reference to the Second Amendment to the Purchase and Sale Agreement, which is annexed as an Exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Second Amendment to the Purchase and Sale Agreement dated December 15, 2006, by and between Abrams Office Center, Ltd. & GERA Property Acquisition LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: December 21, 2006